Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"MIT CVAH ACQUISITION CORP.", A DELAWARE CORPORATION,

WITH AND INTO "MIT HOLDING, INC" UNDER THE NAME OF "MEDICAL INFUSION GROUP, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE SECOND DAY OF MAY, A.D. 2007, AT 1:46 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE AND KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4176010 8100M

070507732

AUTHENTICATION: 5643885

DATE: 05-02-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:50 PM 05/02/2007
FILED 01:46 PM 05/02/2007
SRV 070507732 - 4176010 FILE

STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is MIT Holding, Inc., a Delaware corporation and the name of the corporation being merged into this surviving corporation is MIT CVAH Acquisition Corp.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8 Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is MIT Holding, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation, provided, however, that the name of the surviving corporation shall be changed to "Medical Infusion Group, Inc."

FIFTH: The merger is to become effective on the date this certificate is filed.

SIXTH: The Agreement of Merger is on file at an office of the surviving corporation, having a mailing address at 37 West Fairmont Avenue, Suite 202, Savannah, Georgia 31406.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

Dated: May 2nd, 2007

MIT Holding, Inc

By: William C. Parker

William C. Parker, President & CEO